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                                                                   Exhibit 23.1


          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-115433 and 333-50371) of our report dated March 23, 2007 on the consolidated balance sheets of Slade's Ferry Bancorp. and subsidiary as of December 31, 2006 and 2005, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years then ended, appearing in this Annual Report on Form 10-K of Slade's Ferry Bancorp.


/s/ Wolf & Company, P.C.


Boston, Massachusetts
March 30, 2007